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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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RICHARDSON ELECTRONICS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 12, 2004

To the Stockholders of Richardson Electronics, Ltd.

        The Annual Meeting of Stockholders of Richardson Electronics, Ltd., a Delaware corporation, will be held on Tuesday, October 12, 2004 at 3:15 P.M., Chicago time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, for the following purposes:

1.
To elect ten directors;

2.
To approve the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan to increase the number of shares subject to the Plan by 200,000;

3.
To ratify the engagement of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending May 28, 2005; and

4.
To transact such other business as may properly come before the meeting and any adjournments thereof.

        All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of August 17, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. If you would like directions to the location of the Annual Meeting, please contact the Company at (630) 208-2371 or go to the Company's website at www.rell.com/pdfs/map_directions.pdf.

By order of the Board of Directors

EDWARD J. RICHARDSON Chairman of the Board and Chief Executive Officer
LaFox, Illinois September 10, 2004

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

        The enclosed proxy is solicited by Richardson Electronics, Ltd. (the "Company") whose principal executive offices are located at 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, for use at the Annual Meeting of Stockholders of the Company, to be held Tuesday, October 12, 2004 at 3:15 P.M., Chicago time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, or at any adjournments thereof. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview or telephone, telegram or similar means, and the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time before its exercise, by written notice to the Secretary of the Company, by executing a subsequent proxy or by attending the meeting and electing to vote in person. This Proxy Statement and accompanying proxy were first sent or given to stockholders on or about September 10, 2004.

        Only stockholders of the Company of record at the close of business on August 17, 2004 are entitled to vote at the meeting or any adjournment thereof. As of that date, there were outstanding 14,129,292 shares of Common Stock, par value $.05 per share, and 3,168,922 shares of Class B Common Stock, par value $.05 per share. Holders of Common Stock are entitled to one (1) vote per share and holders of Class B Common Stock are entitled to ten (10) votes per share on all matters voted upon at the meeting. The Common Stock and the Class B Common Stock will vote together as a single class on all proposals presented in this Proxy Statement. Outstanding shares of the Company, represented in person or by proxy, having a majority of the voting power shall constitute a quorum at the meeting. A plurality of the voting power of the shares represented at the meeting is required to elect directors and the ten nominees who receive the most votes will be elected. The affirmative vote of a majority of the voting power of the shares represented at the meeting is required to approve the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan. A proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any nominee) is withheld, proxies will be voted for the directors proposed by the Board, and, if no contrary instructions are given, proxies will be voted for approval of the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan and the ratification of the engagement of KPMG LLP for fiscal year 2005. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the meeting. However, if any such matters properly come before the meeting, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion. Stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum and a vote against the proposals. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If brokers do not receive instruction to vote on discretionary matters, they will not vote on such matters with respect to such shares. These "broker non-votes" will be counted as present for quorum purposes but not entitled to vote on the matter in question, thus effectively reducing the number of votes needed to approve the matter.

ELECTION OF DIRECTORS

        A Board of ten directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified subject to their earlier resignation or removal as permitted by law. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below under "Information Relating to Directors, Nominees and Executive Officers" as nominees for election as directors unless specifically directed to withhold authority in the proxy. Should any nominee be unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons, as they shall determine.

Information Relating to Directors, Nominees and Executive Officers

        The following table sets forth the name, principal occupation and position and offices with the Company, age, and length of service of each of the directors, nominees for director and executive officers of the Company and ownership of Common Stock and Class B Common Stock of the Company (by number of shares and as a percentage of the total outstanding shares of each class and as a percentage of the total voting power of all outstanding voting shares combined) of each director and nominee and each executive officer named in the "Summary Compensation Table" below and of all executive officers and directors as a group. Because Class B Common Stock is convertible into Common Stock the number of shares listed as owned under the Common Stock column in the table also includes the number of shares listed under the Class B Common Stock column. The information in the table has been furnished to the Company by the persons listed.

			Common Stock and Class B Common Stock Beneficially Owned As of August 17, 2004
Name, Principal Occupation and Company Position	Age	Director Since	Number of Shares of Common(1)(2)		Percent Of Class	Number of Shares of Class B Common(3)	Percent Of Class	Percent of Total Voting if Class voting not applicable(3)
Directors and Nominees for Election as Director
Edward J. Richardson(4)(23) Chairman of the Board and Chief Executive Officer of the Company	62	1965	3,295,957	(10)	18.94%	3,157,442	99.64%	69.05%
Bruce W. Johnson (25) President and Chief Operating Officer of the Company	63	1996	201,301	(17)	1.41%	0	*	*
Dario Sacomani (24) Senior Vice President and Chief Financial Officer of the Company	48	2002	47,582	(15)	*	0	*	*
Arnold R. Allen Management Consultant	72	1986	25,000	(13)	*	11,782	*	*
Jacques Bouyer (5)(6)(9) Retired CEO and COB of Philips Components—France	76	1990	53,250	(14)	*	0	*	*
Scott Hodes (5)(8) Partner, Bryan Cave LLP, Attorneys at Law, whose firm provides legal services to the Company	67	1983	78,424	(11)	*	3,712	*	*
Ad Ketelaars (9) CEO, Philips Business Communications	47	1996	0		*	0	*	*
John R. Peterson (7)(9) Managing Director, Cleary Gull Inc.	47	1999	25,000	(18)	*	0	*	*

Harold L. Purkey (7) Retired Managing Director First Union Securities, Inc.	60	1994	52,000	(16)	*	0		*	*
Samuel Rubinovitz (4)(5)(6)(7)(8)(9) Lead Director, Management Consultant, Director, LTX Corporation and Director, Kronos Corporation	74	1984	50,431	(12)	*	825		*	*
Non Director Executive Officers of the Company
William G. Seils (26) Senior Vice President, General Counsel and Secretary	69	N.A.	85,026	(19)	*	0		*	*
Robert Prince (27) Executive Vice President, Worldwide Sales	42	N.A.	110,792	(20)	*	0		*	*
Pierluigi Calderone (30) Vice President and Director, European Operations	46	N.A.
Gint Dargis (34) Vice President & Chief Information Officer	47	N.A.
Wendy Diddell (36) Vice President and General Manager, Security Systems Division	39	N.A.
Larry Duneske (29) Vice President of Worldwide Logistics	50	N.A.
Joseph C. Grill (28) Senior Vice President, Human Resources	60	N.A.
Murray J. Kennedy (33) Executive Vice President & Gen. Mgr., Industrial Power Group	43	N.A.
Kathleen M. McNally (32) Senior Vice President, Marketing Operations and Customer Support	45	N.A.
Gregory J. Peloquin (31) Executive Vice President & Gen. Mgr., RF & Wireless Communications Group	40	N.A.
George Solas (35) Vice President and General Manager, Display Systems Group	56	N.A.
Officers and Directors As a group (21 persons)			4,236,185	(21)	25.57%	3,161,979	(22)	99.78%	71.18%

(*)
Less than 1%.

(1)
Includes the number of shares listed under the column "Number of Shares of Class B Common."

(2)
Except as noted, beneficial ownership of each of the shares listed is comprised of either sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the Director or officer, or voting power that is shared with the Trustee of the Company's Employees Stock Ownership Plan ("ESOP") with respect to shares identified as allocated to the individual's ESOP account.

(3)
Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted.

(4)
Member of Executive Committee.

(5)
Member of Compensation Committee.

(6)
Member of Stock Option Committee.

(7)
Member of Audit Committee.

(8)
Member of Directors' Executive Oversight Committee.

(9)
Member of Strategic Planning Committee.

(10)
Includes 3,157,442 shares of Common Stock which would be issued upon conversion of Mr. Richardson's Class B Common Stock, 27,058 shares of Common Stock allocated to the account of Mr. Richardson under the ESOP and 43,797 shares of Common Stock which would be issued upon conversion of $926,000 principal amount of the Corporation's 7 1/4% Convertible Subordinated Debentures, and 55,444 shares of Common Stock which would be issued upon conversion of $998,000 principal amount of the Corporation's 8 1/4% Convertible Senior Subordinated Debentures ("8 1/4% Debentures") owned by Mr. Richardson and 9,271 shares of Common Stock which would be issued upon conversion of $196,000 principal amount of the Corporation's 7 1/4% Convertible Subordinated Debentures, and 4,611 shares of Common Stock which would be issued upon conversion of $83,000 principal amount of the Corporation's 8 1/4% Convertible Senior Subordinated Debentures owned by a Trust of which Mr. Richardson is a Co-Trustee and as such shares investment and voting power. Does not include 19,035 shares of Common Stock held by William G. Seils as custodian for Mr. Richardson's sons, Alexander and Nicholas and 5,897 shares of Common Stock held by Mr. Richardson's wife or 6,333 shares of Common Stock which would be issued upon conversion of $114,000 principal amount of the Corporation's 8 1/4% Debentures owned by Mr. Richardson's wife, as to which Mr. Richardson disclaims beneficial ownership.

(11)
Includes 3,712 shares of Common Stock which would be issued upon conversion of Mr. Hodes' Class B Common Stock. Also includes 40,000 shares of Common Stock to which Mr. Hodes holds stock options exercisable within 60 days.

(12)
Includes 825 shares of Common Stock which would be issued upon conversion of Mr. Rubinovitz' Class B Common Stock. Also includes 45,000 shares of Common Stock to which Mr. Rubinovitz holds stock options exercisable within 60 days.

(13)
Includes 11,781 shares of Common Stock to which Mr. Allen holds stock options exercisable within 60 days and an additional 11,782 shares of Common Stock which would be issued upon conversion of 11,782 shares of Class B Common Stock as to which he also holds stock options exercisable within 60 days.

(14)
Includes 45,000 shares of Common Stock to which Mr. Bouyer holds stock options exercisable within 60 days.

(15)
Includes 14,098 shares of Common Stock Mr. Sacomani holds as a Restricted Stock Award that vest in three annual installments beginning June 17, 2003. Also includes 33,333 shares of Common Stock as to which Mr. Sacomani holds stock options exercisable within 60 days and 151 shares of Common Stock allocated to the account of Mr. Sacomani under the ESOP.

(16)
Includes 25,000 shares of Common Stock as to which Mr. Purkey holds stock options exercisable within 60 days.

(17)
Includes 148,000 shares of Common Stock for which Mr. Johnson holds stock options exercisable within 60 days. Also includes 1,701 shares of Common Stock allocated to the account of Mr. Johnson under the ESOP.

(18)
Includes 20,000 shares of Common Stock to which Mr. Peterson holds stock options exercisable within 60 days.

(19)
Includes 73,370 shares of Common Stock as to which Mr. Seils holds stock options exercisable within 60 days. Also includes 10,473 shares of Common Stock allocated to the account of Mr. Seils under the ESOP. Does not include shares held as custodian—see (10).

(20)
Includes 89,000 shares of Common Stock as to which Mr. Prince holds stock options exercisable within 60 days. Also includes 7,353 shares of Common Stock allocated to the account of Mr. Prince under the ESOP.

(21)
Does not include 19,035 shares of Common Stock held by certain members of such group as custodians under Uniform Gift to Minors Acts or 5,897 shares of Common Stock held by spouses of member of group and 6,333 shares of Common Stock which would be issued upon conversion of $114,000 principal amount of the Corporation's 8 1/4% Debentures held by spouses of member of group. Includes 3,195,111 shares of Common Stock which would be issuable on conversion of Class B Common Stock, 713,696 shares of Common Stock issuable upon options exercisable within 60 days, 11,782 shares of Common Stock which would be issuable on conversion of Class B Common Stock issuable upon options exercisable within 60 days, 43,797 shares of Common Stock which would be issued upon conversion of $926,000 principal amount of the Corporation's 7 1/4% Convertible Subordinated Debentures, and 47,444 shares of Common Stock which would be issued upon conversion of $854,000 principal amount of the Corporation's 8 1/4% Convertible Senior Subordinated Debentures. Includes 57,455 shares of Common Stock held in trust for the benefit of the Company's profit sharing trust and ESOP allocated to the accounts of all executive officers and directors as a group; such shares are ratably forfeitable in the event the officer leaves the employ of the Company prior to completing six years of service.

(22)
Includes 11,782 shares of Class B Common Stock issuable upon exercise of options exercisable within 60 days.

(23)
Mr. Richardson has been employed by the Company or its predecessor since 1961, holding several positions. He was Chairman of the Board, President and Chief Executive Officer of the Company from September 1989 until November 1996 when Mr. Johnson became President. Mr. Richardson continues to hold the offices of Chairman of the Board and Chief Executive Officer.

(24)
Mr. Sacomani is Senior Vice President and Chief Financial Officer since joining the Company in June, 2002. Prior to joining the Company, he was Senior Vice President, Chief Financial Officer and Treasurer of On Semiconductor in Phoenix, AZ since it was spun off from

  Motorola, Inc. in 1999. Prior thereto, he was employed by Motorola Inc. in management positions in finance and accounting, and since 1997 as Vice President Semiconductor Components Group & Controller.

(25)
Mr. Johnson has been President, Chief Operating Officer and Director since joining the Company in November 1996. Prior thereto, from January 1992 until January 1996, he was President of Premier Industrial Corporation, a New York Stock Exchange listed company which was acquired by Farnell Ltd. in April 1996. He was Executive Vice President of Premier from February 1987 until January 1992. Premier is a full service business to business supplier of electronic components for industrial and consumer products, essential maintenance and repair products for industrial, commercial and institutional applications, and manufactures high-performance fire-fighting equipment.

(26)
Mr. Seils has been Senior Vice President since January 1992 and General Counsel and Secretary since May 1986. Prior to joining the Company in 1986, he was a partner in the law firm of Arvey, Hodes, Costello and Burman, Chicago, Illinois.

(27)
Mr. Prince has been Executive Vice President of Worldwide Sales since February 1998 and was Vice President of Worldwide Sales from November 1996 until February 1998. He was Vice President of Sales from November 1991 until November 1996 and held several other positions since joining the Company in November 1978.

(28)
Mr. Grill has served as an officer of the Company since 1987 and became an executive officer in the position of Vice President—Corporate Administration in 1992. In 1994, his title was changed to Vice President, Human Resources, and in 1999 he was made Senior Vice President, Human Resources.

(29)
Mr. Duneske has been Vice President of Worldwide Logistics since January 1999. Prior to that he held logistic management positions since joining the Company in December 1996. Prior to joining the Company, Mr. Duneske was the Director of Distribution with Newark Electronics and Simon & Schuster. He has held various strategic planning, operations management and engineering positions with IBM, Ford Motor Company and ROLM.

(30)
Mr. Calderone is Vice President and Director of European Operations since March 1998. He joined the Company in July 1990 as District Sales Manager for Italy and served as Regional Sales Manager of Italy from February 1991 until March 1998.

(31)
Mr. Peloquin is Executive Vice President and General Manager of the RF & Wireless Communications Group since January 15, 2002, prior to that he was Vice President of the RF & Wireless Communications Group since November 1999 when he rejoined the Company. He first joined the Company in 1990 and held various positions in product management until 1997 when he left to join Motorola, Inc. as Director of Global Distribution for Wireless Infrastructure Division, which position he held until he rejoined the Company in 1999.

(32)
Mrs. McNally became Senior Vice President of Marketing Operations and Customer Support in July 2000. She served as Marketing Services Manager from 1986 until 1989 and as Vice President and Corporate Officer of Marketing Operations from 1989 until 2000. She has held various positions within Marketing since joining the Company in 1979.

(33)
Mr. Kennedy is Executive Vice President and General Manager of the Industrial Power Group, since January 15, 2002, prior to that he was Vice President and General Manager of the Industrial Power Group since September 1999. He has held various industrial product management positions since joining the Company in March 1994. Prior thereto, he held positions with Litton Electron Devices Group and ITT Electron Devices Division.

(34)
Mr. Dargis has been Vice President and Chief Information Officer since March 2003. Since 1999, he has held similar positions at Hub Group Distribution Services (distribution service e-business) and Publicis—Frankel (a lead promotion and marketing agency). He joined Publicis—Frankel as Director of Applications in 1997. Throughout his career, Mr. Dargis has pursued a career-long focus in information technology management with companies ranging from Ameritech to Alberto-Culver to Zurich Insurance.

(35)
Mr. Solas has been Vice President and General Manager of the Display Systems Group since June 1, 2004. Prior to joining the Company, Mr. Solas was the Vice President of Northeast and Canadian Sales and Northeast Area Director of the ACS Division of Avnet, Inc. since 1997, a global company that focuses on the requirements of computing original equipment manufacturers, independent software vendors and value-added resellers looking to get embedded systems or wireless and data collection solutions to market quickly.

(36)
Ms. Diddell has been Vice President and General Manager of the Security Systems Division since June 1, 2004. Prior to that she was employed as a Management Consultant for the Security Systems Division since July 2003. Prior thereto, Ms. Diddell was employed as the Senior Vice President of Sales and Marketing for Ultrak, Inc. since 1997, a global manufacturer of closed circuit television and access control systems for the commercial and government markets.

        Each nominee's and executive officer's principal occupation and employment for the last five years has been as listed in the table or footnotes thereto, except as follows:

    Mr. Allen joined the Company as its President and Chief Operating Officer in September 1985. He retired as President of the Company in September 1989. Since his retirement, Mr. Allen has been a management consultant and presently provides management consulting services to the Company. He served as Chairman of the Strategic Planning Committee of the Company's Board of Directors from April 1991 until April 1992.

    Mr. Hodes is a partner at the law firm of Bryan Cave LLP, which firm provides legal services to the Company. From 1992 through January 2004, Mr. Hodes was a partner with the law firm of McGuire Woods Ross & Hardies and its predecessor Ross & Hardies.

    Mr. Rubinovitz was Executive Vice President of EG&G, Inc., a diversified manufacturer of instruments and components, from April 1989 until his retirement in January 1994. He is also a Director of LTX Corporation and a member of its Compensation Committee; and a director of Kronos, Inc and a member of its Compensation Committee.

    Mr. Bouyer served as Chairman of the Board of Philips Components of Paris, France, engaged in the manufacture and sale of electronic components and a subsidiary of N.V. Philips of The Netherlands, from April 1, 1990 until January 1, 1994 when he became honorary Chairman of the Board and a Director until December 31, 1995. Mr. Bouyer also was Vice Chairman of the BIPE Institute for Economic and Market Research from 1981 until 1997. He has been a self-employed consultant in business strategies and management for JBC Consult-Paris since January 1990 until December 2002. He is Chairman and a board member of Bethe1-Paris, a small internet start-up company from July 2002.

    Mr. Purkey was President of Forum Capital Markets since May 1997 and Senior Managing Director of such company since May 1994. Forum Capital was acquired in 2000, and Mr. Purkey was the Managing Director of First Union Securities, the successor to Forum Capital, until his retirement on October 1, 2001. From July 1990 until February 1994, he was employed by Smith Barney Shearson, holding the position of Senior Managing Director and Manager of the Convertible Bond Department. He is a Director of Reptron Electronics, Inc. and Chairman of its Audit Committee.

    Mr. Ketelaars is Chief Executive Officer of Philips Business Communications, a position he has held since March 2003. He was Vice President and Managing Director of Richardson Electronics Europe from May 31, 1996 until July 10, 1998. He has held several general management positions with companies such as Philips (Electronic Components), ITT (Cable TV), EnerTel (Telecom Operator), and Comsys (Voice Response Systems).

    Mr. Peterson is a Managing Director, the Head of Investment Banking and a member of the Board of Directors of Cleary Gull Inc., an investment banking and investment consulting firm he joined in March of 2002. Previously he was a Managing Director of the Tucker Anthony Inc., the Co-Head of its Tucker Anthony Sutro Capital Markets ("TASCM") division, which provided investment banking services to the Company, and a member of its Operating Committee until November 2001. For a brief time in 2001 and 2002, he was a Managing Director of Riverview Financial Group, LLC, until it was acquired by Cleary Gull Inc. Mr. Peterson was the representative of Tucker Anthony Cleary Gull, a predecessor of TASCM, which was one of the lead underwriters for the Company's public offering of 3,600,000 shares of Common Stock, on May 1, 1998. He is a member of the Board of Directors of Krueger International, Inc., a privately held contract furniture manufacturer.

        Executive officers are elected annually at the time of the annual stockholders meeting and serve for a term until their respective resignation, death or removal.

        The Company has a Code of Conduct applicable to its principal executive officer, principal financial officer and principal accounting officer as well as all other employees. A copy of the Code of Conduct may be obtained without charge from our Legal Department, Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

Board and Committee Meetings

        During the last fiscal year, the Company's Board of Directors held 6 meetings. Each Director attended at least 75% of the aggregate number of such meetings and meetings of the Committees on which he served. Although the Company has no formal policy about Director's attendance at the Annual Stockholders' meeting, it is encouraged. Last year all but one Director attended the Annual Stockholders' meeting.

        The Board of Directors had six standing committees: the Executive Committee, Audit Committee, Executive Oversight Committee, Compensation Committee, Stock Option Committee and Strategic Planning Committee.

        The members of the Executive Committee are Messrs. Richardson (Chairman), Johnson, and Rubinovitz. This committee, during the interval between meetings of the board of directors, may exercise all authority of the board in the management of the Company, except as otherwise provided in our By-laws or by applicable law. The Board's Executive Committee did not meet during the last fiscal year, and acted on 10 occasions by unanimous written consent.

        The Board's Audit Committee held 15 meetings in the last fiscal year. It meets for the purpose of engaging and discharging the independent auditors (or recommending such actions), directing and supervising special investigations, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the issuer's procedures for internal auditing, approving each professional service provided by the independent auditors prior to the performance of such services, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees for the independent auditors and reviewing the adequacy of the issuer's system of internal accounting controls and such other matters relating to the Company's financial affairs and accounts as required by law or regulation or as it deems desirable or as the Board may assign to it. The Board of Directors has determined that the Committee as currently constituted complies with the requirements of The National Association of Securities Dealers listing standards, including that each of its members is independent as that term is defined in NASD Rules, and one of its members, John R. Peterson, qualifies as an "Audit Committee Financial Expert", as that term is defined in Item 401(h)(2) of Regulation S-K, who is also independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and NASD listing standards. The members of the Audit Committee were Mr. Peterson (Chairman), Mr. Purkey and Mr. Hodes, who resigned as a member of the Committee in July 2004, since he may not have been deemed independent due to legal fees that the Company pays to Bryan Cave LLP, a law firm of which Mr. Hodes is a partner. However, the Board, by resolution, had determined that Mr. Hodes' membership on the Committee was in the best interests of the Company due to his experience and knowledge and consequently prior to his resignation, he satisfied the exception provided by NASDAQ Marketplace Rule 4350(d)(2)(B). Mr. Hodes was replaced by the Board with the appointment of Samuel Rubinovitz. The Audit Committee has adopted a written charter approved by the Board. The charter is included as Exhibit A to this proxy statement.

        The Board's Directors' Executive Oversight Committee held 5 meetings in the last fiscal year. Its members were Mr. Hodes (Chairman) and Mr. Rubinovitz. It is charged with monitoring the Company's government contracting activities and compliance with its Code of Conduct, and policies on stock trading and ethical business practices and reporting on the same. This Committee was disbanded in July 2004 and its responsibilities were assumed by the Audit Committee.

        The members of the Compensation Committee are Messrs. Bouyer, Hodes and Rubinovitz (Chairman). It is responsible for reviewing and establishing the compensation policy and guidelines for, and the compensation of, executive officers. The Board's Compensation Committee held 2 meeting in the last fiscal year.

        The Board's Stock Option Committee held 2 meetings and acted 3 times by consent without meeting in the last fiscal year. The Committee's members are Messrs. Bouyer and Rubinovitz. It administers the Company's Incentive Stock Option Plan, Incentive Compensation Plan, 1994 Incentive Compensation Plan, 1996 Incentive Compensation Plan, 1996 Stock Purchase Plan, 1998 Incentive Compensation Plan, 1999 Stock Purchase Plan and the 2001 Incentive Compensation Plan including determining the employees to whom stock options, awards or cash bonuses are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised.

        The Board's Strategic Planning Committee which is responsible for developing and reviewing long term strategic plans for the Company met 1 time in the last fiscal year. The members of the Committee are Messrs. Bouyer (Chairman), Ketelaars, Peterson and Rubinovitz.

        The Company has no standing Nominating Committee or committee performing a similar function. Based on its status as a Controlled Company under NASD Rules, the Company is not required to establish a standing Nominating Committee. It is the Company's practice for each of the Directors to participate in the nominating process. The Company's process includes submission of candidates to the Directors for consideration. After due consideration, the Directors select the nominees. Stockholders may submit names of candidates for consideration to the Board of Directors; provided that, such submissions must be received by the Board no later than July 1st immediately preceding the Annual Meeting for their consideration. Stockholders may also nominate a candidate(s) for election as a Director at the Stockholder's meeting at which Directors are elected.

        Stockholders may communicate with the Board of Directors by writing to Richardson Electronics, Ltd., Board of Directors-Legal Department, 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

Directors Compensation

        Directors who are not Company employees receive a quarterly fee of $3,000 and a fee of $500 for each Board or Committee meeting attended in person, plus travel expenses. Directors currently do not receive a fee for attending telephonic committee meetings.

        In addition, each current Non-Employee Director, as defined below, has received a grant of options to acquire 25,000 shares of the Company's Common Stock, upon election to the Board, at exercise prices ranging from $5.25 to $12.875 per share (the fair market value on the date of grant) under the Company's Stock Option Plan for Non-Employee Directors ("Directors' Plan"), or the Company's 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors' Plan").

        In addition beginning in 1996, each current Non-Employee Director receives a grant of an option under the Company's 1996 Directors' Plan to acquire an additional 5,000 shares of the Company's Common Stock each April beginning at the later of 1996 or five years after first elected as a director at exercise prices ranging from $5.375 per share to $12.875 per share. Under the Director's Plan and the 1996 Directors' Plan, options are granted to any director who is not an officer or employee of the Company or any of its subsidiaries or affiliates and who has not been such for a period of one year prior to his first being elected to the Board ("Non-Employee Director").

        Options issued under the Directors' Plan and 1996 Directors' Plan are intended to be non-qualified stock options, not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended, from time to time. The Directors' Plan and the 1996 Directors'

Plan are administered by the Board of Directors of the Company, which has the sole responsibility for construing and interpreting said Plans. Each option granted is evidenced by an option agreement between the optionee and the Company, subject to the provisions of the Directors' Plan or the 1996 Directors' Plan, contains such terms and conditions as may be approved by the Board. The purchase price of each share that may be purchased upon exercise of an option is the fair market value of the share on the date the option is granted. These options are exercisable for a period of approximately ten years. Under the Directors' Plan, any new "Non-Employee Director" elected or appointed was granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director took office. All options granted under the Directors' Plan vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on each anniversary of the grant date.

        The Directors' Plan was terminated with respect to future grants on April 10, 1996. Under the 1996 Directors' Plan, any new Non-Employee Director elected or appointed after April 30, 1996 is granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director takes office. All such options granted to new Non-Employee Directors vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on the anniversary of the grant date. On each April 30 (after April 30, 1996), which is on or after the fifth anniversary of a Non-Employee Director's initial election as a director, such director is granted an additional option for 5,000 shares (subject to adjustment). Unless earlier terminated by the Board, the 1996 Directors' Plan shall terminate on June 1, 2006.

        The Directors' Plan and the 1996 Directors' Plan provide, among other things, that the option of any optionee, whose status as a director terminates because of retirement, or removal from the Board within one year after a change of control as defined in the Directors' Plan and 1996 Directors' Plan, shall become fully exercisable with respect to all shares covered thereby and not previously purchased upon exercise of the option and shall remain fully exercisable until the option expires by its terms.

        Mr. Allen has non-qualified stock options for 11,781 shares of Common Stock and 11,782 shares of Class B Common Stock at an exercise price of $12.95 per share. Mr. Allen has been a management consultant to the Company and presently provides management consulting services to the Company. In fiscal 2004, he received payments of $14,000 from the Company. We expect to continue to retain Mr. Allen as a management consultant in fiscal 2005.

Affiliations

        There is no family relationship between any director and any other director or nominee for director or executive officer of the Company. Directors who are directors of other public companies are: Mr. Rubinovitz, a director of Kronos, Inc., and LTX Corporation; and Mr. Purkey, a director of Reptron Electronics, Inc. and Chairman of its Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who may be deemed to own beneficially more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

PRINCIPAL STOCKHOLDERS

        As of August 17, 2004, no person or firm owned of record, and, so far as it is known to the Company, no person or firm owned beneficially 5% or more of the outstanding Common Stock or Class B Common Stock of the Company, except for Edward J. Richardson whose ownership of Common Stock and Class B Common Stock is set forth above in the table under the caption "Election of Directors—Information Relating to Directors, Nominees and Executive Officers"; and those entities identified and whose ownership of Company stock is set forth in the following table:

	Common Stock and Class B Common Stock Beneficially Owned As of August 17, 2004(2)(3)(4)(5)&(6)
Name of Beneficial Owner	Number of Shares of Common	Percent of Class	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting If Class Voting Not Applicable (1)
Royce & Associates, LLC	1,904,778(3)	13.75%	0	0	4.16%
DePrince, Race & Zollo, Inc.	2,767,273(4)	19.18%	0	0	6.04%
Loomis Sayles & Company, L.P.	825,353(5)	5.72%	0	0	1.80%
T. Rowe Price Associates, Inc	1,164,546(6)	8.07%	0	0	2.06%

(1)
Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted into Common Stock.

(2)
Date of holdings information is as of this date unless noted otherwise in footnotes.

(3)
Charles M. Royce may be deemed a controlling person of Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC") and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Royce and RMC. Mr. Royce does not own any shares outside of Royce and RMC, and disclaims beneficial ownership of the shares held by Royce and RMC. On October 1, 2001, Royce & Associates, Inc., The Royce Funds' investment adviser, became an indirect wholly-owned subsidiary of Legg Mason, Inc. ("Legg Mason"). On March 31, 2002, Royce & Associates, Inc. was merged into Royce Holdings, LLC (a wholly-owned subsidiary of Legg Mason), which then changed its name to Royce & Associates, LLC. As a result of this merger, Royce & Associates, LLC became The Royce Funds' investment adviser and a direct wholly-owned subsidiary of Legg Mason. Information disclosed in this table was obtained from Royce on July 19, 2004. The address for Royce is 1414 Avenue of the Americas, New York, NY 10019.

(4)
DePrince, Race & Zollo, Inc. is an investment advisor having sole power to vote and dispose of these shares. Information disclosed in this table was obtained from DePrince, Race & Zollo on August 16, 2004. The address for DePrince, Race & Zollo, Inc. is 201 S. Orange Ave., Suite 850, Orlando, FL 32801.

(5)
Loomis Sayles & Company, L.P. ("Loomis"), an investment advisor, has the sole power to vote 591,295 and has sole power to dispose of 825,353 shares held by Loomis (6.52%). Clients of Loomis have the economic interest but no one client has such an interest relating to more than 5% of the class. Loomis indicates that the shares reported for Loomis relate to such party's ownership of the Company's convertible debentures. Information disclosed in this table was obtained from a Schedule 13G for Loomis on December 31, 2003. The address for Loomis is One Financial Center, Boston, MA 02111.

(6)
Includes 221,146 shares of Common Stock which would be issued on conversion of the Company's 7 1/4% Convertible Subordinated Debentures. These securities are owned by various individuals and institutional investors including the T. Rowe Price Small Cap Value Fund, Inc. (which owns 728,000 shares, and all of the 7 1/4% debentures), which T. Rowe Price Associates, Inc. or "Price Associates", serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole dispositive power for the entire holding of 1,164,546 shares and has sole voting power for 217,500 shares of Common Stock and T. Rowe Price Small Cap Value Fund has sole voting power for the shares which it owns. Information disclosed in this table was obtained from T. Rowe Price Associates on August 18, 2004. The address for T. Rowe Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the four highest paid executive officers (named executives), as well as the total compensation paid to each such individual for the Company's three prior fiscal years:

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)		Restricted Stock Awards (2)	Stock Options/ SARs	Long-Term Incentive Payouts	All Other Compensation (3)
Edward J. Richardson CEO and Chairman of the Board	2004 2003 2002	$444,845 436,980 436,295	$120,660 — 38,600	$	— — —	— — —	— — —	$ — — —	$6,840 4,000 4,806
Bruce W. Johnson President and Chief Operating Officer	2004 2003 2002	399,392 391,263 372,397	153,066 80,575 —		— — —	$129,000 85,800 70,600	— — 25,000	— — —	6,840 4000 4,806
Dario Sacomani Senior Vice President and Chief Financial Officer	2004 2003 2002	284,738 258,462 —	109,993 72,415 —		— — —	— 150,003 —	— 50,000 —	— — —	6,840 4000
William G. Seils Senior Vice President, General Counsel and Secretary	2004 2003 2002	212,352 209,142 201,098	98,440 70,014 66,321		— — —	— — —	— — 13,950	— — —	6,840 4,000 4,806
Robert L. Prince Executive Vice President, Worldwide Sales	2004 2003 2002	211,239 205,250 193,615	92,944 73,806 68,226		— — —	— — —	— — 15,000	— — —	6,840 4,000 4,806

(1)
While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus except as shown.

(2)
The restricted stock issued to Bruce W. Johnson vested at the date of grant and that issued to Mr. Sacomani vests in three equal annual installments. The number of shares and fair market value of unvested restricted stock as of May 29, 2004 held by Mr. Sacomani was 9,399 shares and $106,303, respectively, based on a closing price of $11.31 per share of the Company's common stock on The Nasdaq National Market on May 28, 2004, the last trading day before May 29, 2004. Holders of restricted stock are entitled to vote such shares and receive dividends.

(3)
These amounts represent the Company's discretionary and 401(k) matching contributions to the Company's Profit Sharing Plan.

Stock Option Awards

        There were no options granted during fiscal year 2004 to the named executive officers.

        The following table summarizes options exercised during fiscal year 2004 and presents the value of the unexercised options held by the named executives at fiscal year end:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES
At May 29, 2004

	Options Exercised(1)		Number of Unexercised Options held at Fiscal Year end		Value of Unexercised, In-the-money options at Fiscal Year end(2)
	Shares Acquired	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward J. Richardson	—	$—	—	—	$—	$—
Bruce W. Johnson	—	—	133,000	37,000	422,830	72,870
Dario Sacomani	—	—	16,666	33,334	11,166	22,334
William G. Seils	—	—	67,580	16,370	227,895	44,693
Robert L. Prince	—	—	83,000	17,000	281,205	47,370

(1)
The Company permits broker-assisted cashless exercise of options by all optionees, including executive officers.

(2)
Represents the difference between $11.31 per share (the closing price of the Company's common stock on May 28, 2004, the last trading day before May 29, 2004) and the exercise price of the options.

Employment Agreements

        Bruce W. Johnson became the Company's President and Chief Operating Officer on November 12, 1996 pursuant to an agreement dated as of November 7, 1996, which provides for an annual base salary subject to adjustment in certain circumstances, and a bonus if the Company's earnings per share (excluding extraordinary charges) for the year exceeds its earnings per share for the prior fiscal year with the amount of such bonus, if any, determined by the Company's actual earnings per share performance in relation to the Company's budgeted earnings per share for the year. Mr. Johnson's cash bonus for fiscal year 2004 was $153,066. The agreement also provides for payments to Mr. Johnson for one year equal to his salary and bonus and other employee benefits if his employment is terminated under certain circumstances, including, without cause or from a change-in-control, or a breach by the Company. During his employment term and for two years after termination of any reason, Mr. Johnson is prohibited from contacting any individual or entity that was one of the Company's customers or suppliers during his last 12 months of employment with the Company. The agreement is for an indefinite term, during which Mr. Johnson is employed on an at-will basis.

        Pursuant to a 3-year Employment Agreement dated May 31, 2002, Dario Sacomani became the Company's Senior Vice President and Chief Financial Officer. Mr. Sacomani's annual base salary is $284,738, and he receives a bonus of up to 50% of his base salary if performance goals are met. 50% of the bonus is determined by the Company's earning performance and 50% is determined by Mr. Sacomani meeting goals for the year established by the Chief Executive Officer. Mr. Sacomani also received an option for 50,000 shares (with an exercise price equal to 100% of fair market value on the date of grant) and a restricted stock award for 14,098 shares that vest in equal amounts over three years. Mr. Sacomani's salary and cash bonus for fiscal year 2004 was $284,738 and $109,993, respectively. The agreement provides for payments to Mr. Sacomani for one year equal to his salary and bonus for the 12-month period prior to termination and immediate vesting of options and restricted stock awards in the event of termination of employment without cause or by Mr. Sacomani for certain specified reasons and if the termination by Mr. Sacomani occurs within 2 years of a change in control, the salary and bonus payment amount is doubled. The agreement also provides that

Mr. Sacomani will be a member of our Board of Directors. During his employment term and, if we terminate Mr. Sacomani's employment for cause or he terminates his employment without good reason, for a period of one year after such termination, he is prohibited from competing against the Company.

        Robert L. Prince is employed as the Company's Executive Vice President of Worldwide Sales under an employment agreement dated June 6, 2000 pursuant to which he receives a base salary which is reviewed annually and a bonus of 50% of his base salary if performance goals established annually are met. Mr. Prince's base salary and cash bonus for fiscal 2004 were $211,239 and $92,944, respectively. The agreement provides for payment to Mr. Prince for one year equal to his salary and bonus for the 12-month period prior to termination in the event of termination of employment without cause or by Mr. Prince within 180 days after a sale to or merger into another company or change of control. During his employment term and for one year after termination for any reason, Mr. Prince is prohibited from competing against the Company. The agreement is for an indefinite term, during which Mr. Prince is employed on an at-will basis.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during fiscal 2004 were Jacques Bouyer, Scott Hodes and Samuel Rubinovitz. The members of the Stock Option Committee during fiscal 2004 were Jacques Bouyer and Samuel Rubinovitz. See "—Related Party Transactions" below.

Related Party Transactions

        Mr. Richardson controls $1,122,000 principal amount of the Company's 7 1/4% debentures and $1,051,000 principal amount of the Company's 8 1/4% debentures.

        Mr. Hodes is a partner in the law firm of Bryan Cave LLP, which firm provided legal services to the Company in fiscal 2004 and continues to provide legal services to the Company in fiscal 2005. Mr. Hodes was a partner in the law firm of McGuire Woods Ross & Hardies, which firm provided legal services to the Company in fiscal 2002, 2003 and 2004.

        Prior to her employment as Vice President and General Manager of our Security Systems Division, Ms. Diddell provided management consulting services to our security systems division pursuant to a management consulting contract. Under the contract, the Company paid Ms. Diddell approximately $16,000 monthly from July 2003 to May 2004.

COMPENSATION COMMITTEE REPORT,
STOCK PERFORMANCE GRAPH AND AUDIT COMMITTEE REPORT

        The following pages contain a report issued by the Company's Compensation Committee relating to executive compensation for fiscal 2004, a chart titled "Stock Performance Graph" and a report issued by the Company's Audit Committee relating to its review of the Company's financial statements, procedures and practices. Stockholders should be aware that under SEC rules, the Compensation Committee Report on Executive Compensation, the Stock Performance Graph and the Audit Committee Report are not deemed to be "soliciting material" or "filed" with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless these sections are specifically referenced.

REPORT ON EXECUTIVE COMPENSATION

        Traditionally, the Company's executive officers' compensation has been determined by the Company's Chief Executive Officer and Chief Operating Officer due to the relatively small number of other executive officers and the personal knowledge of the relative performance and responsibilities of each executive officer of the Chief Executive and Chief Operating Officers. Compensation for the Company's executive officers, other than the Chief Executive Officer, for the fiscal year ended May 29, 2004 was established in this manner and was approved by the Compensation Committee, except for long-term incentive compensation in the form of stock option and restricted stock award grants which were established by the Stock Option Committee. The compensation for the Company's Chief Executive Officer for fiscal 2004 was determined pursuant to a formula set by the Board of Directors in 1983, prior to the effective date of the Securities and Exchange Commission rules mandating disclosure of basis for such compensation, at a fixed base salary adjusted annually on each June 1 for changes in the cost of living ($444,845 for fiscal 2004), and a bonus equal to 2% of the Company's after tax profits. Mr. Richardson's bonus for fiscal year 2004, based on 2% of net income was $120,660. The Company expects that the Chief Executive Officer will continue to recommend compensation for the Company's other executive officers with the advice and guidance the Company's President and Chief Operating Officer, Bruce W. Johnson, with respect to other executive officers, for approval of the Compensation Committee of the Board of Directors who will set such compensation and that the Stock Option Committee will determine the granting of options and stock awards, and that the Chief Executive Officer's compensation also will be set by the Compensation Committee.

        Individual compensation of other executive officers has been established to maintain equitable internal relationships taking into account the responsibilities, experience, seniority, and work performance of the individual executive, the overall performance of the Company and the unit or area of responsibility of the executive, the strategic objectives and budget considerations of the Company and competitive industry practices. The relative weight given to each of these factors varies from individual to individual and from year to year. Increases in executive officers' base salaries for the year ended May 29, 2004 ranged from 0% to 10% and increases in base salaries of executive officers for the year ending May 28, 2005 ranged from 4% to 15%.

        A significant portion of each executive officer's compensation is in the form of a bonus (in fiscal 2004 it was budgeted to be from 50% to 60% of base compensation depending on the executive) which is performance-related. Bonuses are designed to reward executives for achieving and exceeding Company performance goals and/or individual performance goals. Bonuses or portions thereof, in fiscal 2003, for certain executive officers were based upon targeted levels of the Company's earnings. For bonuses or portions thereof based upon individual performance, the performance criteria or goals varied with each executive as set by the Compensation Committee with recommendation from the Chief Executive Officer after the executive's annual review. For example, an executive responsible for a business unit may receive a bonus or a portion thereof based upon the business unit meeting its financial goals while an executive in charge of other functions may receive a bonus or portion thereof based upon his achieving individual performance objectives which are generally subjective, established specifically for him by the Compensation Committee with recommendation from the Chief Operating Officer or Chief Executive Officer. For the fiscal year ended May 29, 2004, such individual performance bonuses or portions thereof were paid at percentages of target, ranging from 91% to 126%. Financial measures (e.g. earnings per share, return on invested capital, gross margin) and targets for each executive officer are set at the beginning of the fiscal year by the Compensation Committee with recommendation from the Chief Executive Officer, or the Chief Operating Officer after review by the Chief Executive Officer, although discretionary adjustments are possible should unforeseen events occur.

        Salary levels, bonus criteria and performance objectives for the Company's executive officers are examined each year to take into account factors discussed above and other additional factors believed appropriate at the time. Executive compensation structures and levels for each year's targeted overall Company and individual performance goals are determined following regular structured annual reviews of each executive officer conducted by the Chief Executive Officer and/or Chief Operating Officer.

Target performance levels take into account historic patterns of Company performance and strategic objectives.

        Individual stock option grants in fiscal 2004 were determined giving consideration to the factors discussed above, previous option grants, and to give the executive officers additional incentive to improve the overall performance of the Company. No options were granted to executive officers in fiscal 2004, and restricted stock awards aggregated 10,000 shares. All such options have an exercise price that is equal to 100% of the Fair Market Value of the Company's Common Stock on the date of grant. The Chief Executive Officer does not participate in these plans.

        In addition, all executive officers, including the Chief Executive Officer, participate in broad based benefits generally available to all U.S. employees of the Company, such as medical, dental, disability, life insurance, profit sharing (which includes a 401(k) feature), employees' stock ownership and employees' stock purchase plans.

        The Omnibus Budget Reconciliation Act of 1993 (the "Act") amended the Internal Revenue Code, Section 162(m), to limit deductibility for the Company for income tax purposes of compensation paid to the Chief Executive Officer and the 4 other highest paid executive officers to $1 million per year, per person, subject to certain exceptions. The Company does not currently have any executive exceeding that limitation. If at a future date it appears likely that such limitation may be exceeded, the Committee will consider recommending restructuring of executive compensation programs in light of the requirements of the Act and the regulations that may be promulgated thereunder to permit them to meet the exceptions to the limitation so such compensation may continue to be deductible.

Members Of The Compensation Committee

JACQUES BOUYER
SCOTT HODES
SAMUEL RUBINOVITZ

        The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company's stockholders during the five-year period ended May 29, 2004, as well as a broad equity market index (NASDAQ Stock Market (US) Index) and a published industry index (NASDAQ Electronic Component Stock Index). All three indices reflect the value of an investment of $100 made on May 28, 1999. The stock price performance shown below is not necessarily indicative of future stock price performance.

PERFORMANCE GRAPH

REPORT OF THE AUDIT COMMITTEE

        Pursuant to its written Charter, the Audit Committee has:

  •
  Reviewed and discussed the audited financial statements with management and with the independent auditors.

  •
  Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards Board No. 61.

  •
  Received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence, and considered the compatibility of non-audit services provided to the Company by the auditors with their independence.

  •
  Based on the review and discussion above, recommended to the Board of Directors (and the Board of Directors has accepted the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

        Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Committee members are not employees of the Company and they may not be, and they may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

        On August 22, 2003, the Company chose not to renew the engagement of Ernst & Young LLP and appointed KPMG LLP as its principal accountants for the fiscal year ending May 29, 2004, which engagement was effective August 29, 2003. The decision to change accountants was made by the Audit Committee of the Board of Directors and the Board of Directors. During the two fiscal years ended May 31, 2003, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to Ernst & Young LLP's satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Ernst & Young LLP's reports on our consolidated financial statements for the years ended May 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young LLP was provided with a copy of the foregoing disclosures.

AUDIT FEES, TAX FEES, AND ALL OTHER FEES

        The following table sets forth the aggregate fees billed for each of the last two years for professional services rendered by the Company's principal accountant for the respective years.

	2003	2004
Audit Fees(1)
KPMG		$462,510.00
E&Y	$346,800.00	94,940.00
Tax Fees(2)	518,302.00	798,552.00
All Other Fees(3)	2,800.00

(1)
The Audit Fees were for professional services rendered by KPMG LLP and Ernst & Young LLP for the audit of the Company's annual financial statements included in the Company's Form 10-K for the fiscal year ended May 29, 2004 and May 31, 2003, respectively, the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during such fiscal years and statutory audits for certain of its non-U.S. subsidiaries. In addition, KPMG LLP and Ernst & Young LLP billed audit fees for $68,076 and $64,800, respectively, related to a registration statement completed in July 2004.

(2)
Tax fees billed by Ernst & Young LLP were for tax planning and compliance.

(3)
Other fees billed by Ernst & Young LLP were for fees related to an audit of the Company by U.S. Customs.

        The Audit Committee considered and determined that the provision of services to the Company by KPMG LLP and Ernst & Young LLP for which they received fees (other than Audit Fees) as noted above was compatible with maintaining the principal accountant's independence.

        Audit Fees are reviewed and specifically approved by the Audit Committee on an annual basis. On April 7, 2003, the Audit Committee established formal policies and procedures for the pre-approval of audit-related tax and other fees. These procedures include a review and pre-approval of an annual budget covering the nature of and amount to be expended for auditor services by specific categories of services to be provided. In addition, services not anticipated in the budget (so long as they are permitted services) or which exceed the budgeted amount may be authorized by the Company's Chief Financial Officer if $20,000 or less, and if more than $20,000, with the approval of the Chairman of the Audit Committee and in each case with a submission and approval by the full Audit Committee at its next regularly quarterly scheduled meeting. Fees for such unanticipated services were 3% of the total fees paid to the Company's principal accountant for fiscal year 2004.

Members of the Audit Committee:

SCOTT HODES
SAM RUBINOVITZ
HAROLD L. PURKEY
JOHN R. PETERSON

PROPOSAL TO APPROVE AN AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD.
EMPLOYEES' 1999 STOCK PURCHASE PLAN

        The Company's Employees' Stock Purchase Plan adopted in 1983 and continued with the 1996 Stock Purchase Plan adopted in 1996, and the 1999 Plan adopted in 1999, the purpose of which was to attract, motivate and retain personnel by offering employees of the Company through the grant of stock options (at 85% of the fair market value of such stock on the date of grant, or the date of exercise, whichever is lower) the opportunity to participate in the appreciation in value of the Company's Common Stock which may result from their performance. The shares available for purchase under such Plans are nearly exhausted. On July 13, 2004, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan ("Purchase Plan") to increase the number of shares subject to the Purchase Plan by 200,000 shares so as to permit the Company to continue to offer this employee benefit. The full text of the amendment is set forth in Exhibit B to this proxy statement. The Purchase Plan is designed to comply with the requirements of Section 423 of the Internal Revenue Code and Section 16b of the Securities Exchange Act of 1934. It is not subject to the Employee Retirement Income Security Act of 1974, nor subject to the qualification provisions of Section 401a of the Internal Revenue Code.

        The Purchase Plan is administered by the members of the Stock Option Committee appointed by the Board of Directors who are "Non-Employee Directors" as that term is defined in Rule 16b-3 of the Securities and Exchange Commission. No member of the Committee is eligible to participate in the Purchase Plan. The Committee is authorized to fix grant dates for options to be granted under the Purchase Plan, interpret the Purchase Plan, and control and manage the operations and administration of the Purchase Plan pursuant to such rules and regulations as it may from time to time adopt for carrying out the purposes of the Purchase Plan.

        Subject to adjustments in accordance with the provisions of the Purchase Plan as amended, 550,000 shares of the Company's Common Stock, $.05 par value (the "Common Stock") were reserved for issuance on exercise of options granted pursuant to the Purchase Plan, of which 256,859 shares (after amendment) remain available for issuance. Such shares may be either authorized, but unissued shares of the Company, or shares which have been or may be reacquired by the Company including treasury shares.

        All regular employees of the Company and its subsidiaries who are designated by the Committee, who work more than 20 hours a week or more than five months during the year, may participate in the Purchase Plan. However, no employee may participate, if immediately after the option is granted, such employee beneficially owns (directly or by attribution) 5% or more of the Company's Common Stock, and no option may be granted to any employee which would permit his or her right to purchase Common Stock pursuant to any unexpired offering under the Purchase Plan and any other employee stock purchase plan to accrue at a rate which exceeds $25,000 during any calendar year based on the fair market value of such stock as determined on the grant date. The decision to participate is voluntary on behalf of the employee. Currently there are approximately 817 persons eligible to participate. All eligible employees are given written notice of a grant date and the opportunity to elect to participate through payroll deductions between 1 and 10% of their annual base compensation up to a maximum of $250,000 of compensation.

        The Committee will from time to time, as of a specified date (the "Grant Date"), offer options for shares of Common Stock to eligible employees on the date it so designates (an "Offering"). Subsequent Grant Dates will not be less than approximately one year apart. Eligible employees may become participants by completing and delivering to the Company such election and other forms as are required by the Committee, including a payroll deduction form, at least ten days before a Grant Date. A participant cannot increase or decrease the amount of his or her payroll deduction during the term of an option unless an adjustment in his or her compensation occurs, in which case, absent instructions to the contrary, his or her payroll deduction will be automatically adjusted to reflect such change. An Employee Stock Purchase Plan Account (the "Account") is established for each participant and payroll deductions are credited to the Account. No interest is paid on any amounts in such Accounts.

        Unless a participant gives written notice of termination or his or her employment is terminated prior to the exercise date of an option, each option is exercised automatically on the last business day prior to the last business day of the eleventh calendar month following the month of the Grant Date for such number of full shares as may be purchased with the accumulated payroll deductions credited to his or her Account on that date.

        The purchase price for the shares covered by options granted under the Purchase Plan will be equal to 85% of the fair market value of the shares on the Grant Date or the date of exercise, whichever is lower. The fair market value of the shares on a date is equal to (i) the mean of the closing bid and asked quotations (as reported by NASDAQ), or (ii) if the Common Stock is traded on a securities exchange, the last sale price of the Common Stock on such exchange. The term of each option will expire on the last business day of the eleventh calendar month following the month of the Grant Date.

        In the event an Offering is oversubscribed, the Committee may, in its sole discretion, either increase the number of shares in the Offering or make a pro rata allocation of available shares in the Offering in such a manner as it deems uniform and equitable. However, if the Committee decides to make a pro rata allocation, the payroll deductions elected by participants will be proportionately reduced to properly effectuate such allocation and the Committee will notify each participant in writing of such allocation.

        An employee's rights or options under the Purchase Plan are exercisable only by him or her during his or her lifetime, and such rights or options may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights or options shall be without effect, except that the Company may treat such act as an election to terminate an option.

        The Board of Directors may from time to time amend or terminate, consistent with applicable laws and regulations, the Purchase Plan, without action by the Company's stockholders, except for an amendment which would (i) increase the aggregate number of shares of the Company's Common Stock subject to the Plan, (ii) alter the classification of employees eligible to participate, (iii) increase the option price, or (iv) cause the Purchase Plan not to qualify as an "employee stock purchase plan" under section 423(b) of the Internal Revenue Code, and no amendment or termination of the Purchase Plan shall impair or adversely alter any outstanding Option without the consent of the employee participant therein.

Federal Income Tax Consequences

        The federal income tax consequences of an option offering under the Purchase Plan, and the exercise thereof and the disposition of shares so acquired are summarized below. The Company expresses no opinion as to the tax consequences of an option offering, an exercise, or a disposition of shares acquired as to any particular employee. The funds deducted from the employee's pay are included in the employee's ordinary compensation and will be taxable in the year in which earned. The options granted under the Purchase Plan, however, are intended to qualify as options granted under Section 423 of the Internal Revenue Code, and, in general, the employee will not realize taxable income at the time of grant, or option exercise and purchase of shares. Upon disposition of the shares acquired upon exercise of an option granted under the Purchase Plan (provided they are held for at least 2 years after the Grant Date and 1 year after the Exercise Date), the employee will realize ordinary income on the disposition to the extent of the lesser of (1) the amount by which the fair market value of the stock at the time the option was granted exceeded the option price, and (2) the amount by which the fair market value of the stock at the time of disposition of the stock exceeded the price paid. Any further gain is taxed as capital gain. Where an employee sells the stock before the expiration of the required holding period, he realizes ordinary income (compensation) to the extent of the difference between the option price and the fair market value of the stock at the date the option was exercised. The Company is entitled to a tax deduction to the extent the employee recognizes ordinary income subject to the limitations of Section 162(m) of the Internal Revenue Code.

Interest of Directors, Nominees and Executive Officers

        Non-employee directors are not eligible to participate in the Purchase Plan. All employee directors and executive officers are eligible to participate, however, except as set forth in the above described limitations in the Purchase Plan, it is not possible to identify which of such persons will elect to participate in offerings under the Purchase Plan or the extent of their participation, because this will be determined in the future to the extent the Company makes an offering and then to the extent the person elects to participate. For the offer that ended May 29, 2004, a total of 134 employees participated of which 1 was an executive officer. A total of 58,751 shares were purchased having a value (based on the difference between the price paid and the market price of the stock at that date) of $239,116, of which amount 2,917 shares having a value of $11,872 were purchased by the executive officer.

Plan Category	Number of Securities to be Issued Upon Exercise of outstanding Options, Warrants and Rights		Weighted Average Per Share Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Secrities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders	1,431,504		$9.58		1,028,095
Equity Compensation Plans Not Approved by Security Holders	23,563	(1)	$12.95	(1)	5,352	(2)
Total	1,455,067		$9.63		1,033,447

(1)
The Company has issued options pursuant to a contract to Arnold Allen, former President of the Company (see "Election of Directors—Directors Compensation" page 10).

(2)
The Company has also established The Florence Richardson Award pursuant to which annually one employee of the Company selected by a committee of employees for outstanding achievement to receive an award of shares of Common Stock of the Company having a market value of $5,000.

Stockholder Vote

        The affirmative vote of the holders of shares possessing a majority of the voting power present in person or represented by proxy and entitled to vote at the meeting is required to adopt the proposed amendment to the Purchase Plan. The amendment to the Purchase Plan and all options granted thereunder will terminate and become null and void if the amendment to the Purchase Plan is not approved by the stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL REGARDING THE AMENDMENT OF THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES' 1999 STOCK PURCHASE PLAN.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's independent public accountants for the last year were KPMG LLP, and it is expected they will be appointed for the current year after review and negotiation of the Audit Letter. A representative of KPMG LLP is expected to be present at the meeting, with opportunity to make a statement if such representative desires to do so, and such representative is expected to be available to respond to appropriate questions from stockholders.

PROPOSAL TO RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors expects to engage KPMG LLP ("KPMG") to serve as the Company's independent certified public accountants for the fiscal year ending May 28, 2005.

        Although the Audit Committee is not required to do so, it is submitting its expected selection of the Company's independent certified public accountants for ratification at the Annual Meeting in order to ascertain the views of its stockholders. The Audit Committee will not be bound by the vote of the stockholders; however, if the proposed selection is not ratified, the Audit Committee would reconsider its selection.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR ENDING MAY 28, 2005.

ANNUAL REPORT

        The Company's Annual Report to Stockholders for the year ended May 29, 2004, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

        From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at a meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2005 stockholders' meeting submitted pursuant to SEC Rule 14a-8 must be received by the Company no later than May 7, 2005. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company. Any stockholder proposal proposed for submission at the Company's 2005 annual meeting outside the process of SEC Rule 14a-8 after July 21, 2005 shall be considered untimely. If such a proposal is submitted after that date, the proxy holder or holders may exercise their discretionary authority, as conferred in the proxy, in voting on such proposal at such meeting.

OTHER MATTERS

        The management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A COPY OF THE COMPANY'S 2004 10-K REPORT AND ITS CODE OF CONDUCT IS
AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO:
LEGAL DEPARTMENT,
RICHARDSON ELECTRONICS, LTD.
40W267 KESLINGER ROAD
P. O. BOX 393
LAFOX, IL 60147-0393.

By order of the Board of Directors
EDWARD J. RICHARDSON Chairman of the Board & Chief Executive Officer
September 10, 2004

EXHIBIT A

Charter of Audit Committee

PURPOSE

        To assist the board of directors in fulfilling its over-sight responsibilities for (1) the integrity of the company's financial statements, (2) the company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the company's internal audit function and independent auditors. The audit committee will also prepare the report that SEC rules require be included in the company's annual proxy statement.

AUTHORITY

        The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

  •
  Appoint, compensate, and oversee the work of the public accounting firm employed by the organization to conduct the annual audit. This firm will report directly to the audit committee.

  •
  Resolve any disagreements between management and the auditor regarding financial reporting.

  •
  Pre-approve all auditing and permitted non-audit services performed by the company's external audit firm.

  •
  Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

  •
  Seek any information it requires from employees—all of whom are directed to cooperate with the committee's requests—or external parties.

  •
  Meet with company officers, external auditors, or outside counsel, as necessary.

  •
  The committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full committee at its next scheduled meeting.

COMPOSITION

        The audit committee will consist of at least three and no more than six members of the board of directors. The board nominating committee will appoint committee members and the committee chair.

        Each committee member will be both independent and financially literate. At least one member shall be designated as the "financial expert," as defined by applicable legislation and regulation. No committee member shall simultaneously serve on the audit committees of more than two other public companies.

MEETINGS

        The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video -conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information as necessary. It will meet separately, periodically, with management, with internal auditors and with external auditors. It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

RESPONSIBILITIES

        The committee will carry out the following responsibilities:

Financial Statements

•
Review significant accounting and reporting issues and understand their impact on the financial statements. These include: Complex or unusual transactions and highly judgmental areas. Major issues regarding accounting principles and financial statement presentations, including any significant changes in the company's selection or application of accounting principles. The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

•
Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•
Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

•
Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

•
Review disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the company's internal controls.

•
Discuss earnings press releases (particularly use of "proforma," or"adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of presentations to be made). The audit committee does not need to discuss each release in advance.

Internal Control

•
Consider the effectiveness of the company's internal control system, including information technology security and control.

•
Understand the scope of internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

Internal Audit

•
Review with management and the chief audit executive the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•
Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.

•
Review the effectiveness of the internal audit function, including compliance with the IIA's Standards for the Professional Practice of Internal Auditing.

•
On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.

External Audit

•
Review the external auditors' proposed audit scope and approach, including coordination of audit effort with internal audit.

•
Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.

        In performing this review, the committee will:

  •
  At least annually, obtain and review a report by the independent auditor describing the firm's internal control procedures; any material issues raised by the most recent internal control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the company.

  •
  Take into account the opinions of management and internal audit.

  •
  Review and evaluate the lead partner of the independent auditor.

  •
  Present its conclusions with respect to the external auditor to the Board.

•
Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

•
Set clear hiring policies for employees or former employees of the independent auditors.

•
On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

•
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•
Establish procedures for: (i) The receipt, retention, and treatment of complaints received by the listed issuer regarding accounting, internal accounting controls, or auditing matters and other matters; and (ii) The confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting, auditing matters and other matters.

•
Review the findings of any examinations by regulatory agencies, and any auditor observations.

•
Review the process for communicating the Code of Conduct to Company personnel, and for monitoring compliance therewith.

•
Obtain regular updates from management and Company legal counsel regarding compliance matters and pending litigation.

Reporting Responsibilities

•
Regularly report to the board of directors about committee activities and issues that arise with respect to the quality or integrity of the company's financial statements, the company's compliance with legal or regulatory requirements, the performance and independence of the company's independent auditors, and the performance of the internal audit function.

•
Provide an open avenue of communication between internal audit, the external auditors, and the board of directors.

•
Report annually to the stockholders, describing the committee composition, responsibilities and how they are discharged, and any other information required by rule, including approval of non-audit services.

•
Review any other reports the Company issues that relate to committee responsibilities.

Other Responsibilities

•
Discuss with management the Company's major policies with respect to risk assessment and risk management.

•
Perform other activities related to this charter as requested by the board of directors.

•
Institute and oversee special investigations as needed.

•
Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•
Confirm annually that all responsibilities outlined in this charter have been carried out.

•
Evaluate the committee's and individual members' performance at least annually.

Chief Executive Officer	Date

Scott Hodes	Date

John Peterson	Date

Hal Purkey	Date

EXHIBIT B

AMENDMENT TO RICHARDSON ELECTRONICS, LTD.
EMPLOYEES' 1999 STOCK PURCHASE PLAN

        WHEREAS, Richardson Electronics, Ltd. (the "Company") Board of Directors established the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan (the "Plan") on April 13, 1999 and approved by the Stockholders on October 12, 1999; amended April 11, 2001; and

        WHEREAS, it is now desired to increase the number of shares of the Common Stock, $.05 per share par value, of the Company ("Common Stock") which are available for purchase upon the exercise of Options under the Plan by 200,000;

        NOW, THEREFORE, the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan is hereby amended as follows:

        Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

        "Section 3.1    The total number of shares of the Common Stock which are available for purchase upon the exercise of Options under the Plan shall be Five Hundred Fifty Thousand (550,000) shares, subject to appropriate adjustment as provided in Article XIX."

        This Amendment to the Plan is effective May 30, 2004. The Amendment to the Plan shall be submitted to the stockholders for approval not later than May 28, 2005. If the Amendment to the Plan has not been approved, it shall terminate on such date in accordance with Article XXI of the Plan, and all Options outstanding on such date which would require the issuance of any of the additional 200,000 shares of Common Stock authorized by the Amendment if exercised shall be exercised as provided in Section 21.2.

B-1

RICHARDSON ELECTRONICS, LTD.
40W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward J. Richardson and William G. Seils as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned on August 17, 2004, at the Annual Meeting of Stockholders to be held on October 12, 2004 or any adjournment thereof.

(continued and to be signed on reverse side).

RICHARDSON ELECTRONICS, LTD.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ☒

[	]
1.
ELECTION OF DIRECTORS
Nominees: Edward J. Richardson, Bruce W. Johnson, Dario Sacomani, Arnold R. Allen, Jacques Bouyer, Scott Hodes, Ad Ketelaars, John Peterson, Harold L. Purkey and Samuel Rubinovitz.
 INSTRUCTION: To withhold authority to vote for any individual nominees write that nominee's name in the space provided below.

		For All ☐	Withhold All ☐	For All Except ☐
2.	PROPOSAL TO APPROVE the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan to increase the number of shares subject to the Plan by 200,000.	For ☐	Against ☐	Abstain ☐
3.	PROPOSAL TO APPROVE ratification of the engagement of KPMG LLP as the independent certified public accountants of Richardson Electronics, Ltd. for the fiscal year ending May 28, 2005.	For ☐	Against ☐	Abstain ☐
4.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

Please sign exactly as name appears below. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED	, 2004
Signature
Signature if held jointly
^ FOLD AND DETACH HERE ^

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED, POSTAGE PRE-PAID ENVELOPE.

QuickLinks

PROXY STATEMENT INFORMATION CONCERNING THE SOLICITATION
ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PROPOSAL TO APPROVE AN AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES' 1999 STOCK PURCHASE PLAN
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL TO RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS
Charter of Audit Committee
AMENDMENT TO RICHARDSON ELECTRONICS, LTD. EMPLOYEES' 1999 STOCK PURCHASE PLAN